UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware		47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Bryant Park

30th Floor
New York, New York 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 4, 2015, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (“Old Sequential”) and Martha Stewart Living Omnimedia, Inc. (“MSLO”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of June 22, 2015, as amended, by and among Sequential Brands Group Inc. (formerly known as Singer Madeline Holdings, Inc.) (“New Sequential” or the “Company”), Old Sequential, MSLO, Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., as amended (the “Merger Agreement”). Effective on December 4, 2015 as of the effective time under the Merger Agreement (the “Effective Time”), Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., each wholly-owned subsidiaries of New Sequential, merged with and into Old Sequential and MSLO, respectively, with Old Sequential and MSLO surviving the mergers as a wholly owned subsidiaries of New Sequential (the “Mergers”), in accordance with the Merger Agreement. The Mergers were approved by the stockholders of MSLO at a special meeting of the MSLO stockholders on December 2, 2015 and by a majority of Old Sequential’s stockholders on June 22, 2015. As a result of the Mergers, New Sequential became the ultimate parent of Old Sequential, MSLO and their respective subsidiaries. Additionally, MSLO and Old Sequential will cease to be publicly traded companies, with New Sequential succeeding as a publicly traded company as the successor issuer to both Old Sequential and MSLO pursuant to Rule 12g-3(c) of the Securities Exchange Act of 1934, as amended.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Second Amended and Restated First Lien Credit Agreement

At the Effective Time, the Company, Old Sequential and certain other subsidiaries of the Company entered into an amendment (the “Amendment”) to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “BoA Credit Agreement”), by and among, Old Sequential, the guarantors party thereto, the lenders party thereto (the “BoA Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “BoA Agent”). The Amendment has an effective date of December 4, 2015, and amends certain provisions under the BoA Credit Agreement to, among other things, (i) permit the consummation of the Mergers, (ii) permit, subject to the satisfaction of certain conditions, the increase in the aggregate revolving commitments and term loans under the BoA Credit Agreement by such amounts as would not cause the consolidated first lien leverage ratio, determined on a pro forma basis after giving effect to any such increase, to exceed 2.00:1.00, (iii) permit the inclusion of not less than (a) $30.0 million of EBITDA representing EBITDA generation by MSLO, (b) $8.0 million of EBITDA representing EBITDA generation by Joe’s Holdings LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of the Company (“Joe’s Holdings”) and (c) fees and expenses incurred and associated with the Mergers and the acquisition of Joe’s Holdings in certain provisions that relate to calculation of the consolidated first lien leverage ratio, (iv) permit the incurrence of indebtedness under the New Secured Term Loan Agreement and (v) designate the Company as the “borrower” under the BoA Credit Agreement. Additionally, the Amendment provides for an additional $8.0 million of Tranche A-1 Term Loans which were made, at the Effective Time, to the Company by the BoA Lenders.

At the Effective Time, the Company, Old Sequential and the BoA Agent entered into a Joinder and Assumption Agreement (the “Joinder and Assumption Agreement”), pursuant to which Old Sequential has been discharged from its obligations, liabilities and rights as the “borrower” under the BoA Credit Agreement and the Company has assumed all such obligations, liabilities and rights and has been designated as the “borrower” under the BoA Credit Agreement for all purposes thereunder.

New Secured Term Loan Agreement

At the Effective Time, the Company, Old Sequential and certain other subsidiaries of the Company entered into a new Second Amended and Restated Credit Agreement (the “New Secured Term Loan Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, the “New Agreement Agent”), and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Second Lien Credit Agreement”), by and among, Old Sequential, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, the “Second Lien Agent”).

The New Secured Term Loan Agreement provides for a six-year $368.0 million senior secured term loan facility (the “Facility”), which consists of (i) $215.5 million of loans outstanding under the Existing Second Lien Credit Agreement and (ii) $152.5 million of new term loans which were made, at the Effective Time, to the Company by the lenders party to the New Secured Term Loan Agreement.

The Company used the proceeds of the new loans made at the Effective Time to fund the payment of the purchase price with respect to the Mergers and costs and expenses incurred in connection with the Mergers and related transactions.

The Company has the option to request the addition of one or more additional term loan facilities or the increase of term loan commitments under the Facility by such amounts as would not cause the consolidated total leverage ratio, determined on a pro forma basis after giving effect to any such addition and increase, to exceed 6.00:1.00, which additions and increase are subject to the satisfaction of certain conditions set forth in the New Secured Term Loan Agreement.

The loans under the Facility bear interest, at the Company’s option, at a rate equal to either (i) the LIBOR rate plus an applicable margin ranging from 8.00% to 8.75% per annum or (ii) the base rate plus an applicable margin ranging from 7.00% to 7.75% per annum, in each case based upon the consolidated total leverage ratio and/or the consolidated net leverage ratio.

The Company’s obligations under the New Secured Term Loan Agreement and any hedging or cash management obligations entered into by the Company or any of its current and future domestic restricted subsidiaries (the “Subsidiary Guarantors” and, together with the Company, the “Loan Parties”) with a lender under the New Secured Term Loan Agreement, the New Agreement Agent or an affiliate of any such person are guaranteed by the Company and each Subsidiary Guarantor. The Company’s and the Subsidiary Guarantors’ obligations under the New Secured Term Loan Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

The Company is required to make mandatory prepayments of loans outstanding under the Facility (without payment of a premium or penalty) with (i) in the case of any disposition of intellectual property, the then applicable LTV Percentage (as defined in the BoA Credit Agreement) of the orderly liquidation value thereof, (ii) in the case of any other disposition of any other assets, 100% of the net proceeds thereof, subject to certain reinvestment rights, and (iii) in the case of any Consolidated Excess Cash Flow (as defined in the New Secured Term Loan Agreement), 50% thereof, which shall decrease to 0% if the consolidated total leverage ratio is less than 3.00:1.00. The loans under the Facility are not subject to amortization.

The Company may make, in whole or in part, voluntarily prepayments of the loans outstanding under the Facility. Such voluntarily prepayments are subject to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and in certain cases to the prepayment premium set forth in the New Secured Term Loan Agreement.

The New Secured Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their subsidiaries, including, without limitation, restrictions on liens, investments, indebtedness, fundamental changes, dispositions, restricted payments and prepayment of indebtedness. The New Secured Term Loan Agreement contains financial covenants that require the Loan Parties and their subsidiaries to (i) not exceed a maximum consolidated total leverage ratio initially set at 7.25:1.00, which decreases periodically over the term of the New Secured Term Loan Agreement until the final maximum ratio of 6.75:1.00 is reached for the fiscal quarter ending September 30, 2019 and thereafter and (ii) not exceed a maximum consolidated first lien leverage ratio initially set at 2.47:1.00, which decreases periodically over the term of the New Secured Term Loan Agreement until the final maximum ratio of 2.30:1.00 is reached for the fiscal quarter ending September 30, 2019 and thereafter.

The New Secured Term Loan Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments and a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the New Agreement Agent, at the request of the lenders under the New Secured Term Loan Agreement, is required to take various actions, including, without limitation, the acceleration of amounts due thereunder.

Intercreditor Agreement

In connection with the BoA Credit Agreement and the New Secured Term Loan Agreement, the BoA Agent and the New Agreement Agent have entered into an Intercreditor Agreement, dated as of the Effective Time (the “Intercreditor Agreement”), which was acknowledged by the Company and the guarantors party thereto. The Intercreditor Agreement establishes various inter-lender terms, including, without limitation, priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in the case of a default, incurrence of additional indebtedness, releases of collateral and limitations on the amendment of the BoA Credit Agreement and the New Secured Term Loan Agreement without the consent of the other party.

The foregoing description of the Amendment, the Joinder and Assumption Agreement, the New Secured Term Loan Agreement and the Intercreditor Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, the Joinder and Assumption Agreement, the New Secured Term Loan Agreement and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated by reference herein.

Director, Secretary and Officer Indemnification Agreements

Prior to the Effective Time, Old Sequential had entered into indemnity agreements with certain of its current and former directors, officers and key employees. Such agreements provided for the indemnification of such individuals for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of Old Sequential. At the Effective Time, the Company adopted the form of such indemnification agreement and agreed to enter such agreements with certain directors, officers and key employees. The foregoing is a summary of the terms of the Indemnification Agreement and is qualified in its entirety by reference to the form of Indemnification Agreement filed by Old Sequential as Exhibit 10.1 to Old Sequential’s Form SB-2 (File No. 333-130930), which incorporated by reference herein.

The Registration Rights Agreement

Also on June 22, 2015, Martha Stewart, the Martha Stewart Family Limited Partnership, Alexis Stewart, the Martha Stewart 1999 Family Trust, the Martha Stewart 2000 Family Trust and the Martha and Alexis Stewart Charitable Foundation (collectively, the “Stewart Stockholders”) entered into an agreement (the “Registration Rights Agreement”) with the Company, which grants the Stewart Stockholders certain “demand” registration rights for up to two offerings of greater than $15 million each, certain “S-3” registration rights for up to three offerings of greater than $5 million each and “piggyback” registration rights with respect to the shares of the Company’s common stock held by the Stewart Stockholders (whether issued pursuant to the Merger Agreement or acquired thereafter) and their transferees. All reasonable expenses incident to such registrations generally are required to be borne by the Company. The Registration Rights Agreement became effective upon the Effective Time.

The description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 4, 2015 Old Sequential and MSLO consummated the transactions contemplated by the Merger Agreement. Pursuant to the Merger Agreement, (i) Madeline Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of the Company, merged with and into MSLO (the “MSLO Merger”), with MSLO continuing as the surviving corporation of the MSLO Merger and a wholly owned subsidiary of the Company and (ii) Singer Merger Sub., Inc., a Delaware corporation and wholly owned subsidiary of the Company, merged with and into Old Sequential, with Old Sequential continuing as the surviving corporation of the Sequential Merger. As previously announced, under the terms of the Merger Agreement, subject to each stockholder’s election and proration, allocation and certain limitations set forth in the Merger Agreement, each issued and outstanding share of MSLO’s Class A common stock, par value $0.01 per share, and Class B Common stock, par value $0.01 per share (collectively, the “MSLO Common Stock”), was converted into the right to receive either $6.15 in cash (the “MSLO Cash Consideration”) or a number of fully-paid and nonassessable shares of New Sequential’s common stock, par value $0.01 per share (“New Sequential common stock”), together with cash, in lieu of fractional shares of common stock, equal to the MSLO Cash Consideration divided by $8.8393, the volume weighted average price per share of Old Sequential’s common stock, par value $0.001 per share (“Old Sequential common stock”), on the Nasdaq Stock Market (the “Nasdaq”) for the consecutive period over the five trading days ending on the trading day immediately preceding the Effective Time, as calculated by Bloomberg Financial LP under the function “VWAP” (the “MSLO Stock Consideration”). Each issued and outstanding share of Old Sequential’s common stock was converted into the right to receive one fully-paid and nonassessable share of New Sequential common stock (“the Sequential Merger Consideration”).

As the aggregate amount of cash to be paid to MSLO stockholders was fixed in the Merger Agreement at $176,681,757.15 and as the cash election was oversubscribed, cash elections are subject to proration to ensure that the total amount of cash paid to MSLO stockholders in the aggregate equals $176,681,757.15. However, pursuant to the Merger Agreement, any MSLO stockholder who made a cash election with respect to one-half of its shares and a stock election with respect to one-half of its shares will not be subject to proration. In accordance with the terms of the Merger Agreement, and subject to proration, as described aboove:

•	stockholders of MSLO who made a valid election to receive the MSLO Stock Consideration prior to 5:00 p.m., Eastern Time, on December 1, 2015 (the “election deadline”) have the right to receive 0.6958 shares of the Company’s common stock for each share of MSLO Common Stock owned prior to the Effective Time;
•	stockholders of MSLO who failed to make a valid election prior to the election deadline have the right to receive the MSLO Stock Consideration; and
•	stockholders of MSLO who made a valid election to receive the MSLO Cash Consideration prior to the election deadline have the right to receive $6.15 for each share of MSLO Common Stock owned prior to the Effective Time.

As a result, MSLO stockholders will receive in the aggregate approximately 20,017,575 shares of common stock and $176,681,757.15 in cash. At the Effective Time each share of Old Sequential’s common stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive one fully paid and nonassessable shares of common stock. In the aggregate, Old Sequential stockholders will receive 40,436,798 shares of New Sequential’s common stock.

The shares of MSLO Common Stock were suspended from trading on the NYSE prior to the open of trading on December 4, 2015. We expect that the shares of Old Sequential Common Stock will be suspended from trading on the Nasdaq prior to the open of trading on December 7, 2015 and shares of New Sequential’s common stock will begin trading on the Nasdaq at the open of trading on December 7, 2015 under the ticker symbol “SQBG.”

The Company’s Current Report on Form 8-K, dated December 4, 2015 and filed as an 8-K12B, established the Company as the successor issuer to Old Sequential and MSLO pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

This summary is not intended to modify or supplement any factual disclosures about the Company, Old Sequential or MSLO, and should not be relied upon as disclosure about the Company, Old Sequential or MSLO without consideration of the periodic and current reports and statements that the Company, Old Sequential and MSLO have filed and will file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above under the headings “Amendment to Second Amended and Restated First Lien Credit Agreement” and “New Secured Term Loan Agreement” is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

At the Effective Time, in connection with the Mergers, the Company issued 20,252,375 shares of its common stock, par value $0.01, in a private placement transaction to certain of Old Sequential’s stockholders who had consented to the Mergers on June 22, 2015.

On August 15, 2014, Old Sequential consummated the acquisition of Galaxy Brand Holdings, Inc. (“Galaxy”), as contemplated by the Agreement and Plan of Merger (the “Galaxy Merger Agreement”), dated as of June 24, 2014, among Old Sequential, certain of its wholly-owned subsidiaries, Galaxy, Carlyle Equity Opportunity GP, L.P. as the representative of the Galaxy stockholders and optionholders and, for the limited purposes specified therein, Carlyle Galaxy Holdings, L.P. As a result of the acquisition of Galaxy, all outstanding equity interests held by Galaxy stockholders and optionholders were converted into the right to receive a pro rata portion of the transaction consideration, consisting in the aggregate of (i) $100,000,000 in cash, subject to certain adjustments, (ii) 13,750,000 shares of common stock, and (iii) warrants to purchase up to an additional 3,000,000 shares of common stock, at an exercise price of $11.20 per share, subject to adjustment for stock splits, stock dividends or similar transactions (the “Warrants”). Pursuant to the terms of the Galaxy Merger Agreement, of the 13,750,000 shares of common stock issuable as part of the transaction consideration, 1,375,000 shares will not be delivered prior to February 15, 2016 (the “Holdback Shares”). In addition, the 3,000,000 warrant shares are subject to certain vesting criteria based on the performance of the Linens‘n Things® brand during the 2016 and 2017 calendar years, as set forth in the form of warrant, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein. The terms and conditions of the Galaxy Merger Agreement are described in greater detail in Old Sequential’s Current Report on Form 8-K, filed with the SEC on June 25, 2014, as amended. In connection with the Mergers, at the Effective Time, the Company assumed Old Sequential’s obligations under the warrants and Galaxy Merger Agreement, and the rights to receive Holdback Shares and warrant shares converted into the right to receive an equivalent number of shares of the Company’s common stock.

In connection with the Mergers, David Dienst, a former executive of MSLO, has the right to receive for each outstanding option to acquire shares of MSLO common stock (each a “MSLO Option”) that (i) was granted pursuant to his employment agreement (ii) was premium-priced and subject to timebased vesting conditions that were satisfied prior to the execution of the Merger Agreement, and (iii) had a minimum post-termination exercise period of 18 months, Mr. Dienst will receive a payment equal to the positive difference (if any) between (i) $6.15 and (ii) the exercise price for the MSLO Option, plus an aggregate additional payment of $300,000. These payments will be made in the form of shares of New Sequential’s common stock.

All of the foregoing securities were issued by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

Pursuant to the terms of the Merger Agreement, effective at the Effective Time, Martha Stewart was appointed as the Company’s Chief Creative Officer and was appointed to the Company’s board of directors. Martha Stewart, the founder of MSLO, previously served as a member of the board of directors of MSLO and as Chief Creative Officer of MSLO. Prior to assuming those roles Ms. Stewart served in various roles at MSLO including Chief Executive Officer and Chairman of the Board. In 2004, Ms. Stewart was found guilty in the United States District Court for the Southern District of New York of conspiracy, obstruction of an agency proceeding and making false statements to federal investigators in connection with the personal sale of non-Company stock. In 2006, Ms. Stewart settled insider trading charges with the SEC related to that same sale and accepted penalties that included a five-year ban from serving as a director of a public company and a five-year limitation on her service as an officer or employee of a public company. Ms. Stewart is the author of numerous books on the domestic arts. We believe Ms. Stewart's qualifications to serve on our board include her extensive entrepreneurial experience, unique insight into the operations and creative vision for the Company and her media and merchandising experience. For Ms. Stewart’s board service, she will receive the ordinary compensation paid to executive directors of the Company.

Other than the appointment of Ms. Stewart, the directors and officers of the Company are the same as the directors and officers of Old Sequential prior to the Effective Time of the Mergers. Biographical information concerning each of the Company’s directors other than Ms. Stewart can be found in Old Sequential’s (File No. 001-36082) definitive proxy statement for its 2015 annual general meeting of shareholders filed with the SEC on April 16, 2015 under the caption “Proposal Number One– Election of Directors,” which information is incorporated by reference herein. The information included in Item 1.01 above under the heading “Agreement with Martha Stewart”  is incorporated by reference herein.

Compensation of Executive Officers

The compensation of the Company’s executive officers is not being changed as of the Effective Time. Information concerning the 2014 compensation of Old Sequential’s named executive officers is included in the definitive proxy statement for its 2015 annual general meeting of shareholders filed with the SEC on April 16, 2015 under the caption “Compensation Discussion & Analysis,” which information is incorporated by reference herein.

Martha Stewart Employment Agreement

On June 22, 2015, in connection with the transactions contemplated by the Merger Agreement, the Company entered into an agreement with Martha Stewart with respect to her employment, as described below. At the Effective Time, this agreement replaced (and is based on) the employment agreement previously in existence between Martha Stewart and MSLO. The employment agreement has an initial term commencing at the Effective Time and ending on December 31, 2020, provided that the term will automatically be renewed for five additional calendar years ending December 31, 2025 (subject to earlier termination as provided in the employment agreement) if either the aggregate gross licensing revenues (as defined in the employment agreement) for calendar years 2018 through 2020 exceed $195 million or the gross licensing revenues for calendar year 2020 equal or exceed $65 million.

During the term of her new employment agreement with the Company, Martha Stewart will, among other things, serve as Founder of MSLO and Chief Creative Officer of the Company and will be entitled to receive, among other things, (i) an annual base salary of $500,000 per year, (ii) a guaranteed annual payment of $1.3 million, which amounts are being paid in connection with the Mergers regardless of Martha Stewart’s continued employment with the Company (which we refer to as the “Guaranteed Payment”), (iii) annually, 10% of the gross licensing revenues in excess of a specified threshold (which we refer to as the “Incentive Payment”), (iv) the opportunity to earn an annual bonus, and (v) payment of certain of Martha Stewart’s expenses, up to an annual maximum amount.

In the event that the new employment agreement is not renewed after its initial term, Martha Stewart instead will consult for the Company from January 1, 2021 through December 31, 2025, and she will receive an annual fee ranging from $1.5 million to $4.5 million, determined based on gross licensing revenues for calendar years 2018 through 2020 or the gross licensing revenues for calendar year 2020.

In addition, in connection with the mergers, and regardless of whether Martha Stewart remains employed with the Company, beginning in 2026 and ending on the later of December 31, 2030 and the date of her death, the Company will pay to Martha Stewart 3.5% of annual gross licensing revenues for Martha Stewart branded products for each such year.

Upon certain qualifying terminations of her employment occurring during the term of the agreement, Martha Stewart will be entitled to, among other things (a) continued payment of her base salary, the Guaranteed Payment, the Incentive Payment and reimbursement of expenses, all as if Martha Stewart had remained employed through the end of the then-current term, and (b) continuation of certain benefits and perquisites for a specified period of time post-termination. If such termination occurs at the end of the initial term of the employment agreement, when it (i) would have been extended under the terms of the agreement, the payments in clause (a) above will continue through the end of what would have been the extended term; or (ii) would not have been extended under the terms of the agreement, then Martha Stewart will receive the consulting fee as described above.

Assumption of Equity Incentive Plans

At the Effective Time, the Company assumed Old Sequential’s equity incentive plans (each amended as appropriate to reflect the Mergers), including the Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan (the “2013 Plan”) and the 2005 Stock Incentive Plan of People’s Liberation (the “2005 Plan” and together with the 2013 Plan, the “Plans”) and the outstanding obligations under the Plans. The Plans are incentive compensation plans under which Old Sequential made equity-based and other incentive awards to certain of its executives and other key employees, including its named executive officers. The Company may make future equity-based and other incentive awards under the Plans to certain of its executives and other key employees, including its named executive officers.

The Company also assumed all outstanding awards under the Plans. All such equity-based awards relating to Old Sequential common shares were converted on a one-for-one basis to relate to common stock of the Company following the Mergers, and the terms of such assumed awards generally are unchanged in all other respects.

Copies of the 2013 Plan and the 2005 Plan, as amended to reflect their adoption and assumption by the Company, are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 4, 2015, the Company adopted Old Sequential’s Code of Conduct (the “Code”) as its own, which Code applies to all directors, officers and employees of the Company and its subsidiaries. The description of the Code contained in this report is qualified in its entirety by reference to the full text of the Code, filed as Exhibit 14.1 to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company and Old Sequential issued a joint press release announcing the consummation of the transactions described in the Explanatory Note, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In connection with the events described herein, we expect that New Sequential’s common stock will begin trading on December 7, 2015 upon the opening of trading on the Nasdaq and that Old Sequential’s common stock will cease trading immediately prior to the opening of trading on the Nasdaq on December 7, 2015. New Sequential’s common stock will be traded under the ticker “SQBG”.

The CUSIP number applicable to New Sequential’s common stock is 81734P107.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Sequential under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Item 8.01	Other Events.

In connection with transactions related to the Mergers, the Company has filed a Registration Statement on Form S-3 (Registration No. 333-208120) (the “Registration Statement”) with the Securities and Exchange Commission. The Company is filing Exhibits 5.1 and 23.1 below as exhibits to this Current Report for the purpose of incorporating them as exhibits to the Registration Statement and such exhibits are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file the financial statements of the acquired business required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2015, by and among SQBG, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Old Sequential’s Current Report on Form 8-K dated June 23, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amendment to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 by and among, Sequential Brands Group, Inc., SQBG, Inc., and certain other of subsidiaries of Sequential Brands Group, Inc., SQBG, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Joinder and Assumption Agreement, dated as of December 4, 2015, by and among Sequential Brands Group, Inc., SQBG, Inc. and Bank of America, N.A., as administrative agent and collateral agent.

10.3	Second Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among , Sequential Brands Group, Inc., SQBG, Inc. and certain other subsidiaries of Sequential Brands Group, Inc., Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015, by and among, SQBG, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

10.4	Amended and Restated Intercreditor Agreement, dated as of December 4, 2015, by and between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto.

10.5	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan, as amended, dated as of December 4, 2015.

10.6	2005 Stock Incentive Plan of People’s Liberation, as amended, dated as of December 4, 2015.

10.7	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.12 to Old Sequential’s Registration Statement on Form SB-2 (File No. 333-130930) filed on January 9, 2006.)

10.8

Registration Rights Agreement, dated as of June 22, 2015, by and among Martha Stewart, Martha Stewart Family Limited Partnership, Alexis Stewart, the Martha Stewart 1999 Family Trust, the Martha Stewart 2000 Family Trust and the Martha and Alexis Stewart Charitable Foundation (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-205940) filed on July 30, 3015).

14.1	Code of Conduct.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press release issued by Sequential Brands Group, Inc. dated December 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Gary Klein
Title: Chief Financial Officer

Dated: December 4, 2015

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 22, 2015, by and among SQBG, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Old Sequential’s Current Report on Form 8-K dated June 23, 2015).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amendment to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 by and among, Sequential Brands Group, Inc., SQBG, Inc., and certain other of subsidiaries of Sequential Brands Group, Inc., SQBG, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

10.2	Joinder and Assumption Agreement, dated as of December 4, 2015, by and among Sequential Brands Group, Inc., SQBG, Inc. and Bank of America, N.A., as administrative agent and collateral agent.

10.3	Second Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among , Sequential Brands Group, Inc., SQBG, Inc. and certain other subsidiaries of Sequential Brands Group, Inc., Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015, by and among, SQBG, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent.

10.4	Amended and Restated Intercreditor Agreement, dated as of December 4, 2015, by and between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto.

10.5	Sequential Brands Group, Inc. 2013 Stock Incentive Compensation Plan, as amended, dated as of December 4, 2015.

10.6	2005 Stock Incentive Plan of People’s Liberation, as amended, dated as of December 4, 2015.

10.7	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.12 to Old Sequential’s Registration Statement on Form SB-2 (File No. 333-130930) filed on January 9, 2006.)

10.8

Registration Rights Agreement, dated as of June 22, 2015, by and among Martha Stewart, Martha Stewart Family Limited Partnership, Alexis Stewart, the Martha Stewart 1999 Family Trust, the Martha Stewart 2000 Family Trust and the Martha and Alexis Stewart Charitable Foundation (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (File No. 333-205940) filed on July 30, 3015).

14.1	Code of Conduct.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press release issued by Sequential Brands Group, Inc. dated December 4, 2015.